As filed with the Securities Exchange Commission on August 30, 2001

                                                     Registration No. 333-56592

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   ENTERTAINMENT TECHNOLOGIES and PROGRAMS, INC.
            (Exact Name of Registrant as Specified in its Charter)

              Delaware                                    87-521389
-------------------------------             ------------------------------------
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                          17300 Saturn Lane; Suite 111
                                Houston, TX 77062
                                 (281) 486-6115
              -----------------------------------------------------
                        (Address, Including Zip Code, and
                     Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              CONSULTING AGREEMENTS
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                James D. Butcher
                          17300 Saturn Lane; Suite 111
                                Houston, TX 77062
                                 (281) 486-6115
              -----------------------------------------------------
                     (Name, Address, Including Zip Code and
                     Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:
                              Robert L. Sonfield, Jr.
                              Sonfield and Sonfield
                                Attorneys at Law
                       770 South Post Oak Lane, Suite 435
                              Houston, Texas 77056
                                 (713) 877-8333

                         CALCULATION OF REGISTRATION FEE

-------------------          -------------       ------------------      -----------------           --------------
                             Proposed maximum    Proposed maximum
Title of securities          Amount to be        offering price per        aggregate offering        Amount of
To be registered             registered          share (1)                 price (2)                 registration fee
-------------------          -------------       ------------------        -----------------         --------------

Common Stock,
$.001 par value                475,000                 $0.09                $42,750.00                      $12.83
-------------------          -------------       ------------------      -----------------           --------------

(1)(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. Based on the average of the high and low prices per shareof Common Stock of the Registrant as reported on the Over-The-Counter Electronic Bulletin Board market on August 23, 2001.



                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Entertainment Technologies and Programs, Inc. (the "Company" or the "Registrant"), relating to 475,000 shares of its Common Stock, par value $.001 per share (the "Common Stock"), issuable to the consultants of the Registrant as set forth herein to the following named persons:

NAME                                  NUMBER OF SHARES          AGREEMENT                                 DATE
----                                  ----------------          -------------------------                 ---------------
Kevin P. Regan                               100,000            Consulting Settlement Agreement    July 26, 2001

Robert E. Chamberlain, Jr.                   100,000            Consulting Settlement Agreement    July 26, 2001

Marcello M. Gonzalez                          25,000            Employment Agreement                      August 28, 2000

Richard Dennis Colbert                       200,000            Consulting Agreement                      August 20, 2001

Thomas Coffman                                50,000            Consulting Agreement                      May 22, 2001

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.

           Plan.

           A copy of the Consulting Agreements are attached hereto and incorporated herein by reference.

Item 2.    Registrant Information and Employee Plan Annual Information.

           Available Information.

           Copies of the Consulting Agreements, 10-KSB Annual Report of the Registrant for the fiscal year ended September 30, 2000, all 10-QSB Quarterly Reports, any Current Reports and/or proxy or information statements filed with the Securities and Exchange Commission (the "Commission") during the past twelve months have been provided to the Plan participants.

           The Registrant also undertakes to furnish, without charge, to any such participant or person purchasing any of the securities registered hereby, copies of all of such documentation. Requests should be directed to James D. Butcher, President, at the address and telephone appearing on the Cover Page of this Registration Statement.

           Additional information regarding the Registrant may be reviewed at the Commission web site at www.sec.gov in the EDGAR Archives.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents, which previously have been filed by the Registrant with the Commission are incorporated herein by reference and made a part hereof:

                (a) The Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000; (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange
                     Act") since the end of the fiscal year covered by the
                Annual Report referred to in (i) above; and (c) The description of Registrant's Common Stock contained in its Registration Statement on Form 10, including any amendment or report filed, for the purpose of updating such description.

           All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct was committed was unlawful.

           In addition, the Registrant's by-laws provide that the Registrant will indemnify the directors and officers from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any director or officer arising out of his capacity as a director or officer of the Registrant to the maximum extent provided by applicable law.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           Exhibit
           Number                   Exhibit Description
           -----                    -------------------
           5.1                      Legal Opinion of Sonfield and Sonfield

           23.1 Consent of Sonfield and Sonfield (contained in Exhibit 5.1)

           23.2                     Consent of Ham, Langston and Brezina, L.L.P.
                                    (independent auditors)

           24.1 Power of Attorney (contained on signature page hereto)

           99.61                    Consulting Agreement with Genesis Financial
                                    Group, L.L.C.

           99.62 Consulting Settlement Agreement with Genesis Financial Group, L.L.C.

           99.63                    Employment Agreement with Marcello M.
                                    Gonzalez

           99.64                    Consulting Agreement with Richard Dennis
                                    Colbert

           99.65                    Consulting Agreement with Thomas Coffman


Item 9.    Undertakings.

           (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii)To include any material information with respect
                               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 23, 2001.

ENTERTAINMENT TECHNOLOGIES and PROGRAMS, INC.


By:  /s/ James D. Butcher
    ----------------------------------------
         James D. Butcher, President and Chief
         Executive Officer

                                POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Mr. James D. Butcher, as his attorneys-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.






Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 22, 2001.

Signature                                   Capacity                                              Date
---------                                   --------                                              ----

/s/ James D. Butcher                     Chairman of the Board, Chief Executive                August 23, 2001
--------------------                     Officer, Director (Principal
James D. Butcher                         Executive Officer)

/s/ Jack Nolan                           Director                                              August 23, 2001
-------------------
Jack Nolan

/s/ Mark Stutzman                        Director                                              August 23, 2001
----------------
Mark Stutzman

/s/ George C. Woods                      Chief Financial Officer                               August 23, 2001
-------------------
George C. Woods


                                  EXHIBIT INDEX

Exhibit
Number                              Exhibit Description
------                              -------------------
           5.1                      Legal Opinion of Sonfield and Sonfield

           23.1                     Consent of Sonfield and Sonfield (contained in Exhibit 5.1)

           23.2                     Consent of Ham, Langston and Brezina, L.L.P. (independent auditors)

           24.1                     Power of Attorney (contained on signature page hereto)

           99.61                    Consulting Agreement with Genesis Financial Group, L.L.C.

           99.62                    Consulting Settlement Agreement with Genesis Financial Group, L.L.C.

           99.63                    Employment Agreement with Marcello M. Gonzalez

           99.64                    Consulting Agreement with Richard Dennis Colbert

           99.65                    Consulting Agreement with Thomas Coffman






                                   EXHIBIT 5.1

                       LETTERHEAD OF SONFIELD and SONFIELD

                                 August 23, 2001

Board of Directors
Entertainment Technologies and Programs, Inc.
17300 Saturn Lane; Suite 111
Houston, Texas 77058

Ladies and Gentlemen:

We have acted as counsel to Entertainment Technologies and Programs, Inc. ("the Company"), Delaware corporation, in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 475,000 shares of its Common Stock, par value $.001 per share (the "Common Stock"), issuable to the consultants of the Registrant as set forth herein to the following named persons:

NAME                                  NUMBER OF SHARES          AGREEMENT                                 DATE
----                                  ----------------          -------------------------                 ---------------
Kevin P. Regan                              100,000             Consulting Settlement Agreement    July 26, 2001

Robert E. Chamberlain, Jr.                  100,000             Consulting Settlement Agreement    July 26, 2001

Marcello M. Gonzalez                         25,000             Employment Agreement                      August 28, 2000

Richard Dennis Colbert                      200,000             Consulting Agreement                      August 20, 2001

Thomas Coffman                               50,000             Consulting Agreement                      May 22, 2001

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Company's Certificate of Incorporation as amended, the Company's Bylaws, as amended, and the Consulting Agreements. In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

Based upon the foregoing, we are of the opinion that when the aforementioned shares of Common Stock issued by the Company are issued in accordance with the terms of the Consulting Agreements, such shares will be legally issued, fully paid and non-assessable.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws on the opinions stated herein.

The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.






We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/Sonfield and Sonfield

Sonfield and Sonfield


                                  EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in a Registration Statement of Entertainment Technologies and Programs, Inc. on Form S-8 of our report dated December 30, 2000, except for Note 3, as to which the date is January 16, 2001, appearing in the Annual Report on Form 10-KSB of Entertainment Technologies and Programs, Inc. as of and for the year September 30, 2000.



/s/Ham, Langston and Brezina, L.L.P.



Houston, Texas
August 22, 2001







                                  EXHIBIT 99.61

               CONSULTING AGREEMENT WITH GENESIS FINANCIAL GROUP, L.L.C.






                                 August 8, 2000



Mr. Doug Butcher
Chairman and Chief Executive Officer
Entertainment Technologies and Programs Inc.
16055 Space Center Blvd.; Suite 230
Houston, TX 77062

Dear Mr. Butcher:

         Entertainment Technologies and Programs, Inc., a Delaware corporation (the "Corporation"), has indicated that it desires to engage the services of Genesis Financial Group, L.L.C., a Delaware limited liability company with its mailing address at the address set forth above (the "Agent"), to serve as its exclusive agent for a period of 180 days from the execution of this letter and non-exclusive agent for an additional eighteen (18) months (the "Term") to:

(i) find and introduce to the Corporation one or more investors and/or lenders to provide up to four and one-half million ($4,500,000) in financing to the Corporation (the "Financing"); and, to

(ii) find and introduce to the Corporation one or more businesses, divisions or other operating entities and/or assets (consistent with the directives of the Corporation) for acquisition by the Corporation by way of private or open market purchases of capital stock or assets, or by way of merger, tender offer or otherwise (each of the foregoing shall be referred to hereinafter as an "Acquisition").

         In consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following, as evidenced by the counter-executions below.

1. Compensation. In exchange for the Agent's performance of services hereunder, the Corporation shall pay or cause to be paid to the Agent:

(a) a fee in cash, upon the execution of this agreement, in the amount of two thousand and five hundred dollars ($2,500);

(b) an additional fee in cash, within 30 days from the execution of this agreement, in the amount of two thousand and five hundred dollars ($2,500)

(c) a fee in cash, payable out of the proceeds of the Financing, equal to an aggregate of ten percent (10%) of the proceeds provided to the Corporation in the form of equity by investors introduced to the Corporation by the Agent and five percent (5%) of the proceeds provided to the Corporation in the form of debt by lenders introduced to the Corporation by the Agent (the "Cash Fee"); and,

(d) in addition, upon execution of this agreement, the Corporation shall issue to the Agent a warrant (the "Warrant") exercisable to purchase an aggregate of up to two and one-half percent (2.5%) of the total number of fully-diluted shares outstanding (the "Common Stock") at an exercise price equal to the closing bid price per share as quoted on a national or regional exchange or on the Nasdaq National Market(TM), the Nasdaq SmallCap MarketSM or the OTC Electronic Bulletin BoardSM (the "Market Price") as of the date of this agreement.

                  The Warrant will vest and become eligible for exercise in accordance with the following schedule:

(i) up to 50% of the shares underlying the Warrant will be eligible for purchase (in an amount equal to the same percentage as represented by the amount of the Financing accepted by the Corporation from investors and/or lenders introduced by the Agent as a percent of $4,500,000) upon the closing of the Financing and receipt by the Agent of the Cash Fee; and,

(ii) 50% of the shares underlying the Warrant will be eligible for purchase upon the closing of the first Acquisition consummated by the Corporation, excluding the Corporation's currently proposed purchase of the Adventure Bay waterpark facility.

                  The Warrant shall provide for cashless exercise and shall be exercisable over a period of five years; provided however, that upon the closing of the Financing, the Agent agrees that it will utilize a significant portion of the cash proceeds resulting from the Cash Fee to exercise a portion of the shares of Common Stock underlying the Warrant. The amount of the Cash Fee to be used to partially exercise the Warrant in accordance with paragraph d (i) above will be calculated by taking the lesser of thirty percent (30%) of the Cash Fee or an any such amount of the Cash Fee cash required to exercise no more than 50% of the total shares underlying the Warrant.

(e) Notwithstanding the foregoing, if the Corporation completes a Financing with any investor or lender identified on Exhibit A attached hereto, then the Cash Fee outlined in paragraph 1(c) hereof shall be equal to a fee in cash, payable out of the proceeds of such Financing, equal to an aggregate of two and one-half percent (2.5%) of the proceeds provided to the Corporation in the form of equity by investors identified on Exhibit A and one percent (1%) of the proceeds provided to the Corporation in the form of debt by lenders identified on Exhibit A; provided, however, that if the term of the Financing provided by investors or lenders identified on Exhibit A is less than one year, or if the Financing is in the form of a sale/leaseback, then the Cash Fee attributable to such
         Financing shall be zero.

2. Expenses. The Corporation shall reimburse Agent for its travel and other out-of-pocket expenses incurred in connection with this Agreement, and such reimbursement shall be in addition to any other fees payable hereunder. The Agent will submit to the Corporation for pre-approval all out-of-pocket expenses greater than $250. Out-of-pocket expenses less than $250 will not require pre-approval by the Corporation. All invoices shall be paid in cash and are due and payable upon receipt of monthly invoices from Agent. The Corporation shall also reimburse the Agent (or cause the Agent to be reimbursed) for fees and disbursements of the Agent's counsel promptly following receipt of statements therefore. Reimbursement of total fees and disbursements of the Agent's counsel in excess of $250 must be pre-approved in advance by the Corporation.

3. Registration Rights. Upon the written request of the Agent (the "Demand Request"), the Corporation shall file a registration statement under the Securities Act of 1933 (the "Securities Act") relating to the shares of Common Stock issuable upon exercise of the Warrant. The Corporation shall file such registration statement as soon as is practicable after receipt of the Demand Request. If a registration statement is required to be filed pursuant to the Demand Request and no other shares are being registered pursuant to such registration statement, then the Agent will assist the Corporation in the writing of such registration statement without any compensation therefore. In addition, in the event that subsequent to the date hereof, the Corporation proposes to file a registration statement relating to any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of Common Stock issuable upon exercise of the Warrant), the Corporation shall promptly give the Agent written notice of such registration (the "Piggy-Back Notice") and the Agent shall be afforded the right to include the shares of Common Stock issuable upon exercise of the Warrant in such registration statement. Upon the written request of the Agent given within twenty (20) days after receipt of such Piggy-Back Notice from the Corporation, the Corporation shall cause to be included in the registration statement filed by the Corporation under the Securities Act all of the shares of Common Stock issuable upon exercise of the Warrant that the Agent has requested to be registered. Notwithstanding the foregoing, the Corporation shall have no obligation hereunder if such registration statement relates to an underwritten offering and the managing underwriter of the subject proposed offering has expressed its objection to the same to the Corporation. To the extent that the Corporation includes for registration only a portion of the shares of Common Stock requested by the Agent to be included in a registration statement hereunder, the Agent shall have the right to provide a Demand Request and shall continue to be given Piggy-Back Notice for subsequent registration statement filings by the Corporation until such time as all of the shares of Common Stock issuable upon exercise of the Warrant have been included in an effective registration statement.

         Whenever required hereunder to file a registration statement relating to any of the Common Stock, the Corporation shall, as soon as is practicable:

(a) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Agent, keep such registration statement effective for at least six (6) months;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Agent such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of such securities;

(d) use its best efforts to register and qualify the offer and sale of the Common Stock referred to herein under the securities laws of such jurisdictions as shall be reasonably requested by the Agent for the distribution of such securities;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

(f) notify the Agent promptly after the Corporation shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed; and

(g) notify the Agent of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

         The Agent shall furnish to the Corporation such information regarding itself, the securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration required hereby. In that connection, the Agent shall represent to the Corporation that all such information which is given is both complete and accurate in all material respects. The Agent shall deliver to the Corporation a statement in writing from any beneficial owners of such securities that such beneficial owners bona fide intend to sell, transfer or otherwise dispose of such securities.

         All expenses incurred by the Corporation in complying herewith, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (the "Registration Expenses") incurred in connection with any registration, qualification or compliance herewith, shall be borne by the Corporation, and all underwriting discounts, selling commissions and underwriters' expense allowance applicable to the sale and all fees and disbursements of any special counsel for the Agent ("Selling Expenses") in connection with the registration of such shares shall be borne by the Agent; provided, however, that the Corporation shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by the Agent, the registration statement does not become effective. In the case of such withdrawal and the failure of the Agent to agree to forfeit, the Agent shall bear such Registration Expenses.

         Notwithstanding any provision hereof to the contrary, the Corporation shall not be required to effect any registration under the Act or under any state securities laws on behalf of the Agent if, in the opinion of counsel for the Corporation, the offering or transfer by the Agent in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Act and the securities laws of applicable states.

4.       Certain Restrictions.  The Agent understands that:

(a) neither the Warrant nor the shares of Common Stock issuable upon exercise thereof has been the subject of registration under the Act or any applicable state securities laws;

              (b) in the absence of availability of an exemption from the registration requirements of the Act, the Agent may not sell or otherwise transfer the Warrant or the shares of Common Stock issuable upon exercise thereof unless such securities are subject to an effective registration statement under the Act and any applicable state securities laws;

              (c) in the event that the Warrant or any shares of Common Stock issuable upon exercise thereof are issued at a time during which a registration statement relating to such issuance is not effective, the offer and sale of such securities are subject to an effective registration statement under the Act, a legend will be placed on any certificate or certificates evidencing the same indicating that such securities have not been registered under the Act and setting forth the restrictions on transferability and sale of such securities; and

              (d) the Corporation will place stop transfer instructions against the certificate or certificates evidencing the foregoing securities to restrict the transfer thereof.

5. Representations and Warranties. The Agent hereby represents and warrants to the Corporation that:

              (a) the Agent will not sell the securities issued to the Agent pursuant hereto without compliance with the Act and any applicable state securities laws;

              (b) the Agent has received and carefully read certain business information about the Corporation provided to it by the Corporation and written or verbal responses to all questions the Agent has submitted to the Corporation regarding its acquisition of the securities described herein, all of which the Agent acknowledges have been provided to the Agent. Such information may be referred to hereinafter as the "Corporate Materials." Other than the Corporate Materials, the Agent has not been furnished with any other materials or literature relating to the acquisition of the securities described herein. The Agent has been given the opportunity to ask questions of and to receive answers from the Corporation concerning the terms and conditions of the acquisition of the securities described herein and the Corporate Materials, and to obtain such additional written information necessary to verify the accuracy of same as the Agent desires in order to evaluate the acquisition of and investment in the securities described herein. The Agent acknowledges and confirms that the written and/or verbal responses provided to the Agent by the Corporation in response to the Agent's questions are not contrary to or inconsistent with, nor do they conflict with the information set forth in the Corporate Materials. The Agent further acknowledges that it understands the information contained in the Corporate Materials and the Agent has had the opportunity to discuss any questions regarding the Corporate Materials with its counsel or other advisor. The only information upon which the Agent has relied is that which is set forth in the Corporate Materials;

              (c) the Agent understands that no federal or state agency or other authority: (i) has made any finding or determination regarding the fairness of the transactions described herein, (ii) has made any recommendation or endorsement of the transactions described herein, or (iii) has passed in any way upon this agreement or the Corporate Materials;

              (d) the Agent: (i) is acquiring the securities described herein solely for its own account for investment purposes only and not with a view toward resale or distribution thereof, either in whole or in part; and (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the securities to any other person;

              (e) the Agent has adequate means of providing for its current needs and contingencies and has no need for liquidity in the investment in the securities described herein. The Agent has read, is familiar with and understands Rule 501 of Regulation D and represents that he is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Agent has no reason to anticipate any material change in its financial condition for the foreseeable future;

              (f) the Agent is aware that the acquisition of the securities described herein is a speculative investment involving a high degree of risk and that there is no guarantee that the Agent will realize any gain from its acquisition of or investment in such securities;

              (g) the Agent is financially able to bear the economic risk of an investment in the securities described herein, including the ability to hold such securities indefinitely and to afford a complete loss of an investment in such securities;

              (h) the Agent's overall commitment to investments which are not readily marketable is not disproportionate to the Agent's net worth, and the Agent's investment in the securities described herein will not cause such overall commitment to become excessive; and

(i) the Agent has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the acquisition of and an investment in the securities described herein.

         The Corporation hereby represents and warrants to the Agent that:

              (a) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Corporation. The Corporation has taken all necessary corporate action and has all the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an authorized officer of the Corporation on its behalf and is the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

              (b) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Corporation;

              (c) the Corporation is authorized to issue an aggregate of
                  50,000,000 shares of Common Stock and no shares of preferred stock. All outstanding shares of the Corporation's capital stock have been duly authorized, validly issued and are fully paid and non-assessable. The Warrant and the shares of Common Stock to be issued upon exercise of the Warrant, assuming payment therefor in accordance with the provisions thereof, are and will be upon issuance, free of preemptive rights and free and clear of all adverse claims, liens, mortgages, charges, security interests, encumbrances and other restrictions or limitations of any kind whatsoever. The Corporation has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder);

              (d) there is no contract or agreement to which the Corporation is a party or by which it or its assets are bound which prohibits the Corporation from executing and delivering this Agreement or performing its obligations as set forth hereunder;

              (e) neither the execution and delivery of this Agreement by the
                  Corporation, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Corporation; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets of the Corporation, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Corporation is a party or by which it or any of such property or assets are bound; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Corporation is subject, or by which its properties or assets may be bound; or
                  (iv) violate or constitute a breach under any provision of any agreement to which the Corporation is a party or is subject. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this Agreement and consummation of the transactions contemplated hereby by the Corporation; and

              (f) there is no action, suit, proceeding or investigation pending or threatened which could restrict the Corporation's ability to perform its obligations hereunder. There are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. The Corporation is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality, which default would in any way affect, impair or compromise the Corporation's ability to consummate the transactions contemplated hereby or would otherwise compromise in any way the validity or legality of this Agreement or the transactions contemplated hereby.

         Upon the request of the Agent, the Corporation shall prepare and provide to the Agent for use in connection with the rendering of its services hereunder, a form of subscription agreement acceptable to the Agent and any related informational and/or offering materials which comply in all respects with the requirements of the Securities Act. Proceeds of the Financing shall be placed in a trust or escrow account acceptable to the Corporation and the Agent (the "Account") pending release thereof upon fulfillment of the Corporation's obligations to the Agent hereunder and to investors pursuant to the terms of the Financing and any applicable subscription agreements accepted by the Corporation. The fee payable to the Agent hereunder shall be paid to the Agent, in each instance, upon release of the proceeds held in the Account in accordance with the terms of the Financing and any such subscription agreements.

6. Confidential Information. By reason of performance under this Agreement, the Agent may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Agent hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Corporation. To the extent that any of such information may be deemed from time to time to be "material non-public information" as construed under the Exchange Act of 1934, the Agent hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Corporation's securities while in possession of information which may be so deemed to be "material non-public information."

7.       Indemnification.The Agent and the Corporation hereby agree as follows:

(a) the Corporation will indemnify and hold harmless the Agent against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred (all such amounts may hereinafter be referred to as the "Damages") by the Agent arising out of: (i) any misrepresentation or breach of any warranty made by the Corporation pursuant to the provisions of this Agreement or in any statement, certificate or document furnished by the Corporation relating to this Agreement or the transactions described herein, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Corporation contained in this Agreement which has not been waived by the Agent;

(b) the Corporation will be obligated to indemnify the Agent with respect to claims for Damages as to which the Agent shall have given written notice to the Corporation on or before the close of business on the sixtieth day following the fourth anniversary hereof;

(c) the Corporation also agrees that it is the responsibility and obligation of the Corporation to insure with the advise of its own legal counsel that the Private Placement Memorandum meets all legal requirements, state and federal, and that the indemnification described herein this section shall apply in any circumstances where it is alleged, claimed, found or determined that the Private Placement Memorandum does not comply with all legal requirements.

(d) in any case where the Corporation has indemnified the Agent for any Damages and the Agent recovers from third parties all or any part of the amount so indemnified by the Corporation, the Agent shall promptly pay over to the Corporation the amount so recovered;

(e) with respect to claims or demands by third parties, whenever the Agent shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification hereunder, the Agent shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the
                  Corporation of such claim or demand and of all relevant facts within its knowledge which relate thereto. The
                  Corporation shall then have the right at its own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Corporation and approved by the Agent, which approval shall not be unreasonably withheld. In the event that the Corporation should fail to give notice of the intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the
                  Agent shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Corporation;

(f) the Agent will indemnify and hold harmless the Corporation against and in respect of all Damages reasonably incurred by the Corporation arising out of: (i) any misrepresentation or breach of any warranty made by the Agent pursuant to the provisions of this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Agent which has not been waived by the Corporation;

(g) the Agent will be obligated to indemnify the Corporation for Damages as to which the Corporation shall have given written notice to the Agent on or before the close of business on the sixtieth day following the fourth anniversary hereof;

(h) in any case where the Agent has indemnified the Corporation for any Damages and the Corporation recovers from third parties all or any part of the amount so indemnified by the Agent, the Corporation shall promptly pay over to the Agent the amount so recovered;

(i) with respect to claims or demands by third parties, whenever the Corporation shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification hereunder, the
                  Corporation shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Agent of such claim or demand and of all relevant facts within its knowledge which relate thereto. The
                  Agent shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Agent and approved by the Corporation, which approval shall not be unreasonably withheld. In the event that the Agent should fail to give notice of its intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Corporation shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Agent; and without limiting any of the foregoing, the
                  Corporation shall indemnify and hold harmless the Agent against any losses, claims, damages or liabilities to which such Agent becomes subject under federal or state securities or blue sky laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement of a material fact contained in a registration statement filed pursuant hereto, a final prospectus contained in such registration statement, or an amendment or supplement thereto, or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation shall reimburse the Agent for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any case to the extent that any loss, claim, damage or liability arises out of, is based upon or is derived from any untrue statement or omission made in such registration statement, final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of the Agent for use in preparation thereof.

8. Applicable Law. The terms hereof shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Agent and the Corporation and the respective legal successors and assigns of each.

9. Arbitration. The Corporation represents, warrants, covenants and agrees that any controversy or claim brought in any capacity by the Corporation against the Agent or any members, officers, directors, agents, affiliates, associates, employees or controlling persons of the Agent shall be settled by expedited arbitration under the Federal Arbitration
              Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Agent against the Corporation or its securityholders, officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this section, the parties shall be entitled to any and all remedies that would be available in the absence of this section and the arbitrators, in rendering their decision, shall follow the substantive laws of the State of Delaware. The arbitration of any dispute pursuant to this paragraph shall be held in the State of Texas, County of Harris, City of Houston.

         Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. This section is intended to benefit the members, managers, agents, affiliates, associates and employees of the Agent, each of whom shall be deemed to be a third party beneficiary of this section, and each of whom may enforce this section to the full extent that the Agent could do so if a controversy or claim were brought against it.

10. No Continuing Waiver. The waiver by any party of any provision or breach hereof shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.

11. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident hereto shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page hereof by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

12. Severability of Provisions. The provisions hereof shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

13. Term. Unless otherwise described herein, this letter agreement shall have a term of two (2) years from the date hereof, and shall then terminate unless extended by written agreement of the Corporation and the Agent. Notwithstanding the foregoing, this letter agreement may be terminated at any time with or without cause by the Corporation or the Agent. Such termination shall be effective upon receipt by the non-terminating party of written notice thereof. In the event that, at any time during the one-year period following termination hereof, the Corporation consummates a financing with any party (or affiliate thereof) introduced to the Corporation by the Agent, or resulting directly or indirectly from such introduction to the Corporation, the Agent shall be entitled to full compensation therefor as provided herein. In the event that, at any time during the two-year period following termination hereof, the Corporation consummates an Acquisition with any party (or affiliate thereof) introduced to the Corporation by the Agent, or resulting directly or indirectly from such introduction to the Corporation, the Agent shall be entitled to full compensation therefor as provided herein.

14. Assignability. This letter agreement shall not be assignable without the prior written consent of the non-assigning party hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

15. Entire Agreement, Amendment. This letter agreement contains the entire agreement between the Agent and the Corporation with respect to the subject matter hereof. This letter agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         Please confirm that the foregoing is in accordance with your understanding by signing and returning the duplicate(s) of this letter enclosed herewith, which shall thereupon constitute a binding agreement.

                                Very truly yours,

                                GENESIS FINANCIAL GROUP, L.L.C.

                                /s/ Kevin P. Regan
                                ------------------------
                                 Kevin P. Regan
                                 Managing Member




Agreed to and accepted as of this
8th day of AUGUST, 2000.

Entertainment Technologies and Programs, Inc.


/s/ James D. Butcher
--------------------------
James D. Butcher
Chairman, Chief Executive Officer and Director


                                   Exhibit A:
            List of Potential Investors and Lenders with Whom
                  Corporation is Presently Negotiating



1.       BancCorp Capital, Inc.
2.       Fairchild Investments
3.       Martin Nathan and Associates
4.       Advanced Technologies Marketing, LLC




Agreed to and accepted as of this
8th day of AUGUST, 2000.

GENESIS FINANCIAL GROUP, L.L.C.

/s/ Kevin P. Regan
-----------------------
Kevin P. Regan
Managing Member

Entertainment Technologies and Programs, Inc.



/s/ James D. Butcher
-------------------------
James D. Butcher
Chairman, Chief Executive Officer and Director





                                  EXHIBIT 99.62

          SETTLEMENT CONSULTING AGREEMENT WITH GENESIS FINANCIAL GROUP, L.L.C.



                                  July 26, 2001



Mr. James D. Butcher
Chairman and Chief Executive Officer
Entertainment Technologies and Programs, Inc.
17300 Saturn Lane; Suite 111
Houston, TX 77058

Re:Agreement on compensation related to Capital Growth note holder "refinancing"

Dear Doug:

         Pursuant to our verbal agreement reached yesterday in our meeting with you and George Woods regarding our fee for services provided to ETPI in the defeasance of the approximately $2.8 million in notes and accrued interest arranged for and/or provided by Capital Growth ("Capital Growth Notes"), attached please find the warrant agreements for Robert Chamberlain and me. To summarize our agreement, en lieu of the fee in question in the amount of $28,638.00, we have agreed to accept:

1) issuance of 200,000 shares of ETPI common stock, fully-registered and without legend, of which a certificate for 100,000 shares will be issued to and in the name of "Robert E. Chamberlain, Jr." and a certificate for 100,000 shares will be issued to and in the name of "Kevin P. Regan, separate property";

2) immediate 100% vesting and issuance of the warrant referred to in our original engagement agreement with ETPI dated August 8, 2000 (the "Original Agreement") to purchase 2.5% of the then total shares outstanding of 35,043,230, or 876,081 shares in the aggregate, (the "Engagement Warrant") of which a warrant to purchase 438,041 shares of ETPI stock will be issued to and in the name of Robert E. Chamberlain, Jr. and a warrant to purchase 438,040 shares of ETPI stock will be issued to and in the name of "Kevin P. Regan, separate property." Pursuant to section 4 of the Original Agreement, Genesis elects to exercise its demand registration right such that the shares underlying the Engagement Warrant will be included in the registration statement of which ETPI has already engaged Genesis to assist in the preparation pursuant to an engagement agreement between ETPI and Genesis dated April 3, 2001;

3) reduction in the exercise price of the Engagement Warrant from $0.18 to $0.09; and

4) increase in the term of the Engagement Warrant from August 8, 2005 to August 8, 2006.

         The above-stated terms reflect our agreement only as it relates to the payment of a fee for the Capital Growth Notes. All other agreements we have entered into that have not expired or otherwise been terminated will remain in effect and the terms and conditions outlined therein will continue to apply; provided, however, that that issuance of the Engagement Warrant described herein this letter will satisfy the warrant compensation as described in the Original Agreement. If the terms outlined above accurately reflect your understanding of our agreement, please indicate so by signing in the space provided below:

                                                     Best regards,

                         GENESIS FINANCIAL GROUP, L.L.C.

                                                     /s/ Kevin P. Regan
                                                     -------------------------
                                                     Kevin P. Regan
                                                     Managing Member



AGREED TO AND ACCEPTED
this 26th day of July, 2001



/s/ James D. Butcher
---------------------------
James D. Butcher
Chairman, Chief Executive Officer and Director








                                  EXHIBIT 99.63

                 CONSULTING AGREEMENT WITH MARCELLO M. GONZALEZ


                              EMPLOYMENT AGREEMENT

This  Employment  Agreement  (this  "Agreement")  is  entered  into as of this
  28th  day of  February,  by and  between  Entertainment
Technologies and Programs,  Inc.,  (employer) and Marcello M. Gonzalez
 ("Employee"). For the purpose of this agreement, the start date of the Agreement and Employment is 28th day of August 2000.


                                   Witnesseth:

WHEREAS, Employer desires to employ Employee as provided herein; and

WHEREAS, Employee desires to accept such employment.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

2. Duties. Subject to the power of the Board of Directors of Employer to elect and remove officers, Employee will serve Employer as its ETPI
Controller and will faithfully and diligently perform the services and functions relating to such office or otherwise reasonably incident to such office, provided that all such services and functions will otherwise be reasonable and within Employee's area of expertise. Employee will, during the term of this Agreement (or any extension thereof), devote his full time attention and skills and best efforts to the promotion the business of Employer. The foregoing will not be construed as preventing Employee from making investments in other businesses or enterprises provided that (a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and (b) Employee does not violate any other provision of this Agreement.

3. Term. The term of this Agreement will commence as of the date hereof and will end 3 years later, unless earlier terminated by either party pursuant to the terms hereof. The term of this Agreement is referred to herein as the "Term."


4. Compensation. As compensation for the services rendered under this Agreement, Employee will be entitled to receive thefollowing:

(A) The employee will receive a base salary of $43,800.00 (Forty Three Thousand Eight Hundred) plus all other listed compensation. The employee has the right to go before the Board of Directors compensation committee after twelve months of employment for review of the compensation package.

(i) Although a 401-(k) plan is not in place at this point, the employee has the right to participate in that plan equal to participation by all other executive officers.

(b) Expenses. Upon submission of a detailed statement and reasonable documentation, Employer will reimburse Employee in the same manner as other executive officers for all-reasonable necessary or appropriate out-of-pocket travel and moving expenses incurred by Employee in rendering services required under this Agreement.

(c)      Benefits:  Insurance

(d)      Performance bonus as discussed in Exhibit "A".



(i) Medical, Dental and Vision Benefits. During this Agreement, Employee and his dependents will be entitled to receive such group medical, dental and vision benefits as Employer may provide to its other employees.

(ii) Other Benefits. During the Term, Employee will be entitled to receive such other benefits as Employer currently provides or such additional benefits as Employer may provide for its executive officers in the future.

(e) Vacation. Employee will be entitled to two weeks paid vacation during each year of employment.

5. Non-Competition Agreement. Employee hereby acknowledges that he has and that during the course of this Agreement he will continue to have access to and will become familiar with the confidential information and business opportunities of the Employer and its customers and agents, including, without limitation, financial information, personnel information, lists of customers and accounts, and such other information of a confidential nature which must remain for the continuing success of the Employer.
     Additionally, Employee acknowledges that the business goodwill and business contacts Employee shares in are valuable property of the Employer and are among the Employer's most valuable business property. Therefore, in consideration of the mutual promises herein contained, and for other good and valuable consideration, to protect the foregoing valuable property of the Employer, the
     Employer and Employees expressly covenant and agree as follows:

(a) During the term of this Agreement and for a period of one (1) year immediately following the termination of the Agreement, Employee specifically agrees that he will not, for himself, on behalf of, or in conjunction with any person, firm or corporation other than the Employer (either as principal, employee, shareholder, director, partner, consultant, owner or part owner of any corporation, partnership or any type of business entity) do any of the following:

(iii) authorize any agent, servant or employee to do any of the foregoing acts.

(b) During the term of this Agreement and for a period of 1 (1) year following the termination of the Agreement, without the prior written consent of the Employer, Employee shall not in his capacity as an individual, partner, officer, shareholder, director, consultant or owner or in any other capacity, (I) invest (other than investments in publicly-owned companies whose securities are traded on the New York Stock Exchange or listed on NASDAQ which constitute not more than 4% of the outstanding securities of any such company), or (ii) engage in any business that is competitive with the Employer's business or any of its affiliates or accept employment with or render services to a competitor of the Employer or any of its affiliates as a director, officer, agent, employee or consultant anywhere within global (it being understood that the geographic scope of the business extends throughout such area and is not limited to any particular region thereof and that such business may be engaged in effectively from any location within such area).or (iii) pursue any business opportunity that has been presented to or worked on behalf of the Company. As used in Section 5 of this Agreement "affiliates" shall mean personas or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with the Employer and as such term is further defined under Securities Act of 1933, as amended.

(c) The restrictive covenant set forth in this Section 5 shall apply to business which is competitive in any degree with the business being conducted by the Employer or business opportunities represented or presented to the Company.

(d)      The parties acknowledge:

(i) that due to the nature of the Employer's business, the foregoing covenants place no greater restraint upon Employee than is reasonably necessary to protect the business opportunities and goodwill of the Employer;

(ii) that these covenants protect a legitimate interest of the Employer and so not serve solely to limit the Employer's future competition;

(iii) that this Agreement is not an invalid or unreasonable restraint of trade; and

(iv) that a breach of this Agreement by Employee would cause irreparable damage to the Employer.

(e) In the event of any breach, or of any threatened or attempted breach by Employee of the restrictions herein contained, it is agreed that in addition to all other legal remedies, the Employer shall also have the right to obtain an injunction prohibiting such violation or attempted threatened violation in commanding compliance with the restrictions herein contained. Employee further agrees that for the purpose of any such injunction proceeding, it shall be presumed that the Employer's legal remedies would be inadequate and that the Employer would suffer irreparable harm as a result of Employee's violation of the provisions of this Agreement.

(i) Employee hereby acknowledges that the restrictive covenants set forth above are reasonable as to time and scope and are reasonably necessary to protect the Employer's business and the valuable and extensive trade which the Employer has established through its own expense and effort;

(ii) Employee further agrees that, should the legality or enforceability of the restrictive covenants ever be challenged and any part thereof be deemed unreasonably excessive, the Court rendering such decision shall not invalidate the restrictive covenant in its entirety, but rather shall reduce the scope thereof to what the Court deems reasonable under the circumstances; and

6.       Non-disclosure Agreement:

(a) Employee has, and during the term of this Agreement, shall have access to and become familiar with various trade secrets consisting of, but not limited to, processes, compilations of information, records, sales procedures, customer requirements, techniques, methods of doing business and other confidential information (collectively referred to as the "Trade Secrets"), which are owned by the Employer and regularly used in the operation of the Employer's business. Employee shall not use in any way or disclose any of the Trade Secrets except as required in the course of his employment with the Employer.

(b)      The parties acknowledge:

(i) that due to the nature of the Employer's business, the foregoing covenants place no greater restraint upon Employee than is
reasonably necessary to protect the business and goodwill of the Employer;

(iii) that these covenants protect a legitimate interest of the Employer and do not serve solely to limit the Employer's competition;

                  (iii) that this non-disclosure covenant is not an invalid or unreasonable restraint of trade;

(iv) that a branch of Section 6 of this Agreement by Employee would cause irreparable damage to the Employer; and

(v) that the signing of this Agreement is necessary to the continuation of Employee's relationship with the Employer.

(c) In the event of any breach, or of any threatened or attempted breach by Employee of the restrictions herein contained, it is agreed that in addition to all other legal remedies, the Employer shall also have the right to obtain an injunction prohibiting such violation or attempted threatened violation in commanding compliance with the restrictions herein contained. Employee further agrees that for the purpose of any such injunction proceeding, it shall be presumed that the Employer's legal remedies would be inadequate and that the Employer would suffer irreparable harm as a result of Employee's violation of the provisions of this Agreement.

(d) Employee hereby acknowledges that the covenants set forth above are reasonable in scope and are reasonably necessary to protect the Employer's business it has established through it own expense and effort.

(e) Employee further agrees that, should the legality or enforceability of the covenants ever be challenged and any part thereof be deemed unreasonably excessive, the Court rendering such decision shall not invalidate the restrictive covenant in its entirety, but rather shall reduce the scope thereof to what the Court deems reasonable under the circumstances.

7.                Business Ideas/Opportunities:

(a)      Employee acknowledges that the Employer will own all rights in all
                  "Business Ideas" or "Business Opportunities" (hereinafter defined) which are originated or developed by Employee either alone or with employees or consultants of the Employer, during the term of this Agreement. Employee agrees during his employment with the Employer, to;

(i)                        assign to the Employer all Business
                           Ideas/Opportunities and promptly execute all documents which the Employer may reasonably require to perfect its patent and other rights to such Business Ideas/Opportunities throughout the world;

(ii) assist the Employer in applying for patents on such Business Ideas/ Opportunities as are patentable, with any expense to be borne by the Employer; and

(iii) promptly disclose to the Employer all information concerning all business ideas/Opportunities, inventions, data and developments, whether or not originated or developed by Employee, which come to his attention and which concern the Business or potential business.

(b) Employee further agrees that, upon termination of employment under this Agreement to promptly:

(i) disclose to the Employer all Business Ideas/Opportunities relating to matters with which Employee came in contact during his employment if such Business Ideas originated or were developed during his employment or during the first six months thereafter; and

(ii) assign to the Employer all such Business Ideas/Opportunities and promptly execute all documents which the Employer may reasonably require to perfect its patent and other rights to such Business Ideas/Opportunities.

(c) For purposed of the Section 7, "Business Ideas/Opportunities" shall mean all inventions, discoveries, developments or ideas, whether or not patentable, which are originated or developed by Employee in connection with the Employer's business.

8. Termination. This Agreement and the employment relationship created hereby will terminate upon the occurrence of any of the following events:

(a)      The death of Employee;

(b)      The "Disability" (as hereinafter defined) of Employee; Ref Para 4.
 (c) (ii).

(c) Written notice to Employee from Employer of termination for "Just Cause" (as hereinafter defined);

(d)      The expiration of the Term of this Agreement.

                  For purposes of Section 8(b), "Disability" of Employee means disability of such a nature and degree that it satisfies the requirements of the Disability Insurance policy and the insurer of such policy has acknowledged in writing that it will be making full payment of the amount required under the policy if in place. If not in place, the Company will assume all liabilities specified in Section 9.

                  For purposes of Section 8(c), "Just Cause" means (i) Employee has willfully and intentionally failed to substantially perform his duties as specified under this Agreement; or (ii) Employee's criminal conviction by any state or federal court of any illegal act (other than minor traffic violations or minor misdemeanors) in connection with his employment with the Employer that could reasonably be expected to materially adversely affect the Employer.

9. Obligations of Employer upon Termination. In the event of the termination of Employee's employment pursuant to Section 8(a)
              or (b) Employee will be entitled to the compensation earned by him hereunder and for one week for each year of employment. This amount would be offset by any life or disability insurance.

10. Waiver of Breach. The waiver by any party hereto of breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

11. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

12. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or within two days if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to Employer:   Address Listed

         If to Employee:   Employee Address

Notices delivered personally will be deemed communicated as of actual receipt.

13. Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject hereof.

14. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provisions as may be possible and be legal, valid an enforceable.

15. Governing Law. This Agreement and the rights and obligations of the parties will be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the state of TX.

16. Captions. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

17. Gender and Number. When the context requires, the gender of all works used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EMPLOYER:                                       EMPLOYEE:
ENTERTAINMENT TECHNOLOGIES
and PROGRAMS, INC.

/s/ James. D. Butcher                          /s/ Marcello Gonzalez
-------------------------------                 -------------------------------
James D. Butcher                                Marcello Gonzalez
Chairman, Chief Executive Officer and Director






                                  EXHIBIT 99.64

                CONSULTING AGREEMENT WITH RICHARD DENNIS COLBERT



                                                CONSULTING AGREEMENT


         THIS AGREEMENT (the "Agreement") is entered into as of this 22nd day of August, 2001 between Richard Colbert (the "Consultant") and Entertainment Technologies and Programs Inc., a Delaware company with principal offices at
 17300 Saturn Lane.

         WHEREAS, the Consultant has developed expertise in providing strategic business and consulting services, including the service of information dissemination via email.

         WHEREAS, the Corporation desires to engage the services of the Consultant and the Consultant desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Engagement. Effective upon execution hereof, the Corporation hereby engages the Consultant to render to it for a non time specific period.

         2. Services. For the Term of this Agreement, the Consultant shall render to the Corporation management consulting advice in the areas of information dissemination.

         3. Compensation. In consideration for the performance of the services described above, upon execution hereof, the Corporation shall pay to the Consultant 200,000 shares of Entertainment Technologies and Programs Inc stock.

         4. Representations and Warranties. The Corporation hereby represents and warrants to the Consultant that:

         (a) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Corporation. The Corporation has taken all necessary corporate action and has all the necessary corporate power and authority to enter into this
                  Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an authorized officer of the Corporation on its behalf and is the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

         (b) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Corporation;

         (c) the Corporation is authorized to issue an aggregate of 200,000 shares of Common Stock. All outstanding shares of the Corporation's capital stock have been duly authorized, validly issued and are fully paid and non-assessable. The Corporation has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder);

         (d) there is no contract or agreement to which the Corporation is a party or by which it or its assets are bound which prohibits the Corporation from executing and delivering this Agreement or performing its obligations as set forth hereunder;

         (e) neither the execution and delivery of this Agreement by the Corporation, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Corporation; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets of the Corporation, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Corporation is a party or by which it or any of such property or assets are bound; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Corporation is subject, or by which its properties or assets may be bound; or (iv) violate or constitute a breach under any provision of any agreement to which the Corporation is a party or is subject. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this
                  Agreement and consummation of the transactions contemplated hereby by the Corporation; and

         (f) there is no action, suit, proceeding or investigation pending or threatened which could restrict the Corporation's ability to perform its obligations hereunder. There are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. The Corporation is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality, which default would in any way affect, impair or compromise the Corporation's ability to consummate the transactions contemplated hereby or would otherwise compromise in any way the validity or legality of this Agreement or the transactions contemplated hereby.

         5. Confidential Information. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Corporation. To the extent that any of such information may be deemed from time to time to be "material non-public information" as construed under the Exchange Act of 1934, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Corporation's securities while in possession of information which may be so deemed to be "material non-public information."

         6. Indemnification. The Consultant and the Corporation hereby agree as follows:

         (a) the Corporation will indemnify and hold harmless the Consultant against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred (all such amounts may hereinafter be referred to as the "Damages") by the Consultant arising out of: (i) any misrepresentation or breach of any warranty made by the Corporation pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Corporation pursuant to this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Corporation contained in this Agreement which has not been waived by the Consultant;

         (b) the Corporation will be obligated to indemnify the Consultant with respect to claims for Damages as to which the Consultant shall have given written notice to the Corporation on or before the close of business on the sixtieth day following the second anniversary hereof;

         (c) in any case where the Corporation has indemnified the Consultant for any Damages and the Consultant recovers from third parties all or any part of the amount so indemnified by the Corporation, the Consultant shall promptly pay over to the Corporation the amount so recovered;

         (d) with respect to claims or demands by third parties, whenever the Consultant shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification hereunder, the
                  Consultant shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Corporation of such claim or demand and of all relevant facts within its knowledge which relate thereto.
                  The Corporation shall then have the right at its own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Corporation and approved by the Consultant, which approval shall not be unreasonably withheld. In the event that the Corporation should fail to give notice of the intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Consultant shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Corporation;

         (e) the Consultant will indemnify and hold harmless the Corporation against and in respect of all Damages reasonably incurred by the Corporation arising out of: (i) any misrepresentation or breach of any warranty made by the Consultant pursuant to the provisions of this Agreement, and
                  (ii) the nonperformance or breach of any covenant, agreement or obligation of the Consultant which has not been waived by the Corporation;

         (f) the Consultant will be obligated to indemnify the Corporation for Damages as to which the Corporation shall have given written notice to the Consultant on or before the close of business on the sixtieth day following the second anniversary hereof;

         (g) in any case where the Consultant has indemnified the Corporation for any Damages and the Corporation recovers from third parties all or any part of the amount so indemnified by the Consultant, the Corporation shall promptly pay over to the Consultant the amount so recovered; and

         (h) with respect to claims or demands by third parties, whenever the Corporation shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification hereunder, the
                  Corporation shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Consultant of such claim or demand and of all relevant facts within its knowledge which relate thereto.
                  The Consultant shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Consultant and approved by the Corporation, which approval shall not be unreasonably withheld. In the event that the Consultant should fail to give notice of its intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the
                  Corporation shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Consultant.

         7. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and the Corporation and their respective legal successors and assigns.

         8. Arbitration. The Corporation represents, warrants, covenants and agrees that any controversy or claim brought in any capacity by the Corporation against the Consultant or any members, officers, directors, agents, affiliates, associates, employees or controlling persons of the Consultant shall be settled by expedited arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Consultant against the Corporation or its security holders, officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this section, the parties shall be entitled to any and all remedies that would be available in the absence of this section and the arbitrators, in rendering their decision, shall follow the substantive laws of the State of Delaware. The arbitration of any dispute pursuant to this paragraph shall be held in the State of Delaware.

         Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. This section is intended to benefit the members, managers, agents, affiliates, associates and employees of the Consultant, each of whom shall be deemed to be a third party beneficiary of this section, and each of whom may enforce this section to the full extent that the Consultant could do so if a controversy or claim were brought against it.

         9. No Continuing Waiver. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.

         10. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

         11. Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         12. Assignability. This Agreement shall not be assignable without the prior written consent of the non-assigning party or parties hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

         13. Entire Agreement; Amendment. This Agreement contains the entire agreement among the Corporation and the Consultant with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         14. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

         15. Survival. Sections 4, 5, 6, 7, 8, 9 and 11 shall survive the termination for any reason of this Agreement (whether such termination is by the Corporation, upon the expiration of this Agreement by its terms or otherwise).


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the date first above written.





                             By: /s/ Richard Colbert
                           ------------------------------------
                                 Richard Colbert

                                                     Date:  August 22, 2001
                                                            ----------------






                                  EXHIBIT 99.65

                    CONSULTING AGREEMENT WITH THOMAS COFFMAN

                             CONSULTING AGREEMENT


         THIS AGREEMENT (the "Agreement") is entered into as of this 22nd day of August, 2001 between Thomas J. Coffman (the "Consultant") and Entertainment Technologies and Programs Inc., a Delaware company with principal offices at
 17300
Saturn Lane.

         WHEREAS, the Consultant has developed expertise in reviewing a potential acquisition for Bayne Appliance, Inc.

         WHEREAS, the Corporation desires to engage the services of the Consultant and the Consultant desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Engagement. Effective upon execution hereof, the Corporation hereby engages the Consultant to render to it for a non time specific period.

         2. Services. For the Term of this Agreement, the Consultant shall render to the Corporation management consulting advice in the areas of information dissemination.

         3. Compensation. In consideration for the performance of the services described above, upon execution hereof, the Corporation shall pay to the Consultant 50,000 shares of Entertainment
 Technologies and Programs Inc stock.

         4. Representations and Warranties. The Corporation hereby represents and warrants to the Consultant that:


         (a) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the board of directors of the Corporation. The Corporation has taken all necessary corporate action and has all the necessary corporate power and authority to enter into this
                  Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by an authorized officer of the Corporation on its behalf and is the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

         (b) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where it owns or leases real property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Corporation;

         (c) the Corporation is authorized to issue an aggregate of 200,000 shares of Common Stock. All outstanding shares of the Corporation's capital stock have been duly authorized, validly issued and are fully paid and non-assessable. The Corporation has not issued any shares of capital stock which could give rise to claims for violation of any federal or state securities laws (including any rules or regulations promulgated thereunder) or the securities laws of any other jurisdiction (including any rules or regulations promulgated thereunder);

         (d) there is no contract or agreement to which the Corporation is a party or by which it or its assets are bound which prohibits the Corporation from executing and delivering this Agreement or performing its obligations as set forth hereunder;

         (e) neither the execution and delivery of this Agreement by the Corporation, nor consummation of the transactions contemplated hereby, does or will: (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Corporation; (ii) violate or, with the passage of time, result in the violation of any provision of, or result in the acceleration of or entitle any party to accelerate any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property or assets of the Corporation, pursuant to any provision of any mortgage, lien, lease, agreement, permit, indenture, license, instrument, law, order, arbitration award, judgment or decree to which the Corporation is a party or by which it or any of such property or assets are bound; (iii) violate or conflict with any other restriction of any kind whatsoever to which the Corporation is subject, or by which its properties or assets may be bound; or (iv) violate or constitute a breach under any provision of any agreement to which the Corporation is a party or is subject. No consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required in connection with the execution, delivery and performance of the terms of this
                  Agreement and consummation of the transactions contemplated hereby by the Corporation; and
         (f) there is no action, suit, proceeding or investigation pending or threatened which could restrict the Corporation's ability to perform its obligations hereunder. There are no grounds for or facts, events or circumstances which could form the basis of any such action that could cause or result in any such action, suit, proceeding or investigation or which is probable of assertion. The Corporation is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental agency, authority, body, board, bureau, commission, department or instrumentality, which default would in any way affect, impair or compromise the Corporation's ability to consummate the transactions contemplated hereby or would otherwise compromise in any way the validity or legality of this Agreement or the transactions contemplated hereby.

         5. Confidential Information. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Corporation. To the extent that any of such information may be deemed from time to time to be "material non-public information" as construed under the Exchange Act of 1934, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Corporation's securities while in possession of information which may be so deemed to be "material non-public information."

         6. Indemnification. The Consultant and the Corporation hereby agree as follows:

         (a) the Corporation will indemnify and hold harmless the Consultant against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred (all such amounts may hereinafter be referred to as the "Damages") by the Consultant arising out of: (i) any misrepresentation or breach of any warranty made by the Corporation pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Corporation pursuant to this Agreement, and (ii) the nonperformance or breach of any covenant, agreement or obligation of the Corporation contained in this Agreement which has not been waived by the Consultant;

         (b) the Corporation will be obligated to indemnify the Consultant with respect to claims for Damages as to which the Consultant shall have given written notice to the Corporation on or before the close of business on the sixtieth day following the second anniversary hereof;
         (c) in any case where the Corporation has indemnified the Consultant for any Damages and the Consultant recovers from third parties all or any part of the amount so indemnified by the Corporation, the Consultant shall promptly pay over to the Corporation the amount so recovered;

         (d) with respect to claims or demands by third parties, whenever the Consultant shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification hereunder, the
                  Consultant shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Corporation of such claim or demand and of all relevant facts within its knowledge which relate thereto.
                  The Corporation shall then have the right at its own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Corporation and approved by the Consultant, which approval shall not be unreasonably withheld. In the event that the Corporation should fail to give notice of the intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Consultant shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Corporation;

         (e) the Consultant will indemnify and hold harmless the Corporation against and in respect of all Damages reasonably incurred by the Corporation arising out of: (i) any misrepresentation or breach of any warranty made by the Consultant pursuant to the provisions of this Agreement, and
                  (ii) the nonperformance or breach of any covenant, agreement or obligation of the Consultant which has not been waived by the Corporation;

         (f) the Consultant will be obligated to indemnify the Corporation for Damages as to which the Corporation shall have given written notice to the Consultant on or before the close of business on the sixtieth day following the second anniversary hereof;

         (g) in any case where the Consultant has indemnified the Corporation for any Damages and the Corporation recovers from third parties all or any part of the amount so indemnified by the Consultant, the Corporation shall promptly pay over to the Consultant the amount so recovered; and

         (h) with respect to claims or demands by third parties, whenever the Corporation shall have received notice that such a claim or demand has been asserted or threatened, which, if valid, would be subject to indemnification hereunder, the
                  Corporation shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Consultant of such claim or demand and of all relevant facts within its knowledge which relate thereto.
                  The Consultant shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Consultant and approved by the Corporation, which approval shall not be unreasonably withheld. In the event that the Consultant should fail to give notice of its intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the
                  Corporation shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Consultant.

         7. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and the Corporation and their respective legal successors and assigns.

         8. Arbitration. The Corporation represents, warrants, covenants and agrees that any controversy or claim brought in any capacity by the Corporation against the Consultant or any members, officers, directors, agents, affiliates, associates, employees or controlling persons of the Consultant shall be settled by expedited arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Consultant against the Corporation or its security holders, officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this section, the parties shall be entitled to any and all remedies that would be available in the absence of this section and the arbitrators, in rendering their decision, shall follow the substantive laws of the State of Delaware. The arbitration of any dispute pursuant to this paragraph shall be held in the State of Delaware.

         Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. This section is intended to benefit the members, managers, agents, affiliates, associates and employees of the Consultant, each of whom shall be deemed to be a third party beneficiary of this section, and each of whom may enforce this section to the full extent that the Consultant could do so if a controversy or claim were brought against it.

         9. No Continuing Waiver. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.
         10. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

         11. Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         12. Assignability. This Agreement shall not be assignable without the prior written consent of the non-assigning party or parties hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

         13. Entire Agreement; Amendment. This Agreement contains the entire agreement among the Corporation and the Consultant with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         14. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

         15. Survival. Sections 4, 5, 6, 7, 8, 9 and 11 shall survive the termination for any reason of this Agreement (whether such termination is by the Corporation, upon the expiration of this Agreement by its terms or otherwise).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the date first above written.

                            By: /s/ Thomas J. Coffman
                              -----------------------------------
                                Thomas J. Coffman

                                                     Date:  August 22, 2001
                                                            ---------------